Exhibit 10.1

Executive Contractual Agreement

This Employment Agreement (this "Agreement") is made effective as of October 15,2013, by and between CLORACKS CORPORATION ("CLORACKS"), of 4355 S. Cameron St Ste #B, Las Vegas, Nevada, 89103 and Raul Mansueto ("RAUL"), of P.O. Box 43702 Las Vegas, Nevada, 89116.

A.	CLORACKS is engaged in the business of Manufacturing RAUL will primarily perform the job duties at the following location: 4355 S Cameron St. Ste. #B, Las Vegas, Nevada.

B.	CLORACKS desires to have the services of RAUL.

C.	RAUL is willing to be employed by CLORACKS.

Therefore, the parties agree as follows:

EMPLOYMENT. CLORACKS shall employ RAUL as a(n) CEO. RAUL shall provide to CLORACKS the services described on the attached Exhibit A, which is made a part of this Agreement by this reference. RAUL accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of CLORACKS and CLORACKS's Board of Directors. RAUL shall also perform (:i) such other duties as are customarily required to direct and manage all of the day-to-day operations of RAUL, and (ii) such other and unrelated services and duties as may be assigned to CLORACKS from time to time by CLORACKS.

BEST EFFORTS OF EMPLOYEE. RAUL agrees to perform faithfully, industriously, and to the best of RAUL's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of CLORACKS.

Such duties shall be provided at such place(s) as the needs, business, or opportunities of CLORACKS may require from time to time. RAUL, shall devote his full business time to the rendition of such Services, subject to absences for customary vacations and for temporary illness. In addition, Raul Mansueto will not engage in any other gainful occupation which requires Raul Mansueto's personal attention and/or creates a conflict of interest with job responsibilities under this Agreement without the prior approval of the Board, with the exception that Raul Mansueto may personally trade in stock, bonds, securities, commodities or real estate investments for his own benefit. Raul agrees to perform the office and function of the Chief Financial Officer until a named individual will be hired, designated and/or appointed by the board.

COMPENSATION OF EMPLOYEE. As compensation for the services provided by RAUL under this Agreement, CLORACKS will pay RAUL an annual salary of approximately no less than Two Hundred Thousand Dollars ($ 200,000.00) payable in accordance with CLORACKS's usual payroll procedures in cash and/or in lieu of stocks certificates (preferred and/or common stocks). Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that RAUL shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which RAUL has not yet been paid, and for any commission earned in accordance with CLORACKS's customary procedures, if applicable. Accrued vacation will be paid in accordance with state law and CLORACKS's customary procedures. This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

Exhibit 10.1 -- Page 1

EXPENSE MEIMBUMSEMENT. CLORACKS will reimburse RAUL for "out-of-pocket" expenses incurred by RAUL in accordance with CLORACKS's policies in effect from time to time.

RECOMMENDATIONS FOR IMPROVING OPERATIONS. RAUL shall provide CLORACKS with all information, suggestions, and recommendations regarding CLORACKS's business, of which RAUL has knowledge, that will be of benefit to CLORACKS.

CONFIDENTIALITY. RAUL recognizes that CLORACKS has and will have information regarding the following:

-             inventions
-             products
-             product design
-             processes
-             technical matters
-             trade secrets
-             copyrights
-             customer lists
-             prices
-             costs
-             discounts
-             business affairs
-             future plans
-             financial and legal documents

and other vital information items (collectively, "Information") which are valuable, special and unique assets of CLORACKS. RAUL agrees that RAUL will not at any time or in any manner, either directly or indirectly, divulge, disclose, furnish make accessible or communicate any Information to any third party without the prior written consent of CLORACKS. RAUL will protect the Information and treat it as strictly confidential. A violation by RAUL of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that RAUL has disclosed (or has threatened to disclose) Information in violation of this Agreement, CLORACKS shall be entitled to an injunction to restrain RAUL from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. CLORACKS shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages, attorneys' fees and costs incurred while seeking to enforce this Agreement.

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CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT* The confidentiality provisions of this Agreement shall remain in full force and effect for a "3-year" period, period after the termination of RAUL's employment. During such "3-year" period, period, neither party shall make or permit the making of any public announcement or statement of any kind that RAUL was formerly employed by or connected with CLORACKS.

INTELLECTUAL PROPERTY RIGHTS. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by RAUL, individually or in conjunction with others, during RAULs employment by CLORACKS (whether during business hours or otherwise and whether on CLORACKS's premises or otherwise) which relate to CLORACKS's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks), and all writings or materials of any type embodying any of such items, shall be disclosed to CLORACKS and are and shall be the sole and exclusive property of CLORACKS.

NON-COMPETE AGREEMENT, RAUL recognizes that the various items of Information are special and unique assets of the company and need to be protected from improper disclosure. In consideration of the disclosure of the Information to RAUL, RAUL agrees and covenants that for a period of 3 years following the termination of this Agreement, whether such termination is voluntary or involuntary, RAUL will not directly 01* indirectly engage in any business competitive with CLORACKS. This covenant shall apply to the geographical area that includes all of the State of Nevada. Directly or indirectly engaging in any competitive business includes, but is not limited to: (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee, rendering advice or offering services to <my third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer or current Executive or Employee of CLORACKS for the benefit of a third party that is engaged in such business. RAUL agrees that this non-compete provision will not adversely affect RAUL's livelihood.

During the Employment Period, RAUL will devote RAULs full-time efforts to the business of CLORACKS and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation that competes, conflicts or interferes with the performance of his duties under this Agreement.

BENEFITS, RAUL shall be entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance and pension plan as provided by CLORACKS's policies in effect from time to time.

CLORACKS CORPORATION in its sole discretion may, from time to time, award CLORACKS CORPORATION a bonus (the Bonus).

Exhibit 10.1 -- Page 3

CLORACKS CORPORATION in its sole discretion may, from time to time, award Raul Mansueto option to purchase shares of the Employers capital stock (the Stock).

TERM/TERMINATION* RAUL's employment under this Agreement shall be for an unspecified term on an Mat will" basis. This Agreement may be terminated by CLORACKS upon "10 days" written notice written notice, and by RAUL upon "10 days" written notice written notice. If CLORACKS shall so terminate this Agreement, RAUL shall be entitled to compensation for 2 weeks beyond the termination date of such termination, unless RAUL is in violation of this Agreement. If RAUL is in violation of this Agreement, CLORACKS may terminate employment with cause without notice and with compensation to RAUL only to the date of such termination. As used in this Agreement, the term "Cause" shall include, without limitation: insubordination; dishonest; fraud; serious dereliction of duty; criminal activity; acts of moral turpitude; conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude. The compensation paid under this Agreement shall be RAUL's exclusive remedy.

If RAUL's employment is terminated by CLORACKS without cause, RAUL shall continue to receive RAULs base salary, bonus and benefits (including car allowance, health care and life insurance as applicable) for a period of 2 weeks from the effective date of termination (the "Severance Period").

The salary and fringe benefits to be paid are referred to herein as the "Termination Compensation." RAUL shall not be entitled to any Termination Compensation unless: (i) RAUL complies with all surviving provisions of any non-competition agreement, non-solicitation agreement, confidentiality agreement or inventions assignment agreement that RAUL signed, and (ii) RAUL executes and delivers to CLORACKS after a notice of termination a release in form and substance acceptable to CLORACKS, by which RAUL releases CLORACKS from any obligations and liabilities of any type whatsoever under this Agreement, except for CLORACKS's obligations with respect to the Termination Compensation, and that release shall not affect RAUL's right to indemnification, if any, for actions taken within the scope of RAULs employment. Notwithstanding anything herein, no Termination Compensation shall be paid or otherwise provided until all applicable revocation periods have fully expired, and the mutual release becomes fully and finally enforceable. The parties hereto acknowledge that the Termination Compensation to be provided is in consideration for RAUL's release.

If Raul Mansueto terminates this Agreement by providing appropriate notice, the Company, at its election, may (i) require Raul Mansueto to continue to perform Raul Mansuetos duties hereunder for the frill notice period, or (ii) terminate Raul Mansueto's employment at any time during such notice period, provided that any such termination shall not be deemed to be a termination without cause of Raul Mansueto's employment by CLORACKS CORPORATION. Unless otherwise provided by this Section, all compensation and benefits paid by CLORACKS CORPORATION to Raul Mansueto shall cease upon his last day of employment.

TERMINATION FOR DISABILITY. CLORACKS shall have the option to terminate this Agreement, if RAUL becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation. CLORACKS shall exercise this option by giving 30 days written notice to RAUL.

Exhibit 10.1 -- Page 4

RAUL will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination except as available under any disability policy covering Raul Mansueto as of his termination date. "Permanently disabled" for the purposes of this Agreement means Raul Mansueto's inability, due to physical or mental illness, to perform the essential functions of Raul Mansuetos job, with or without a reasonable accommodation, for the period of 30 during any one employment year.

TERMINATION MJE TO DEATH. Raul Mansuetos employment under this Agreement will terminate immediately upon Raul Mansuetos death and CLORACKS CORPORATION shall not have any further liability or obligations to Raul Mansueto's estate, executors, heirs, assigns or any other person claiming under or through Raul Mansuetos estate, except that Raul Mansueto's estate shall receive any accrued but unpaid salary or bonuses and any life insurance benefits to be paid pursuant to Raul Mansueto's beneficiary designation.

COMPLIANCE WITH EMPLOYER'S RULES. RAUL agrees to comply with all of the rules and regulations of CLORACKS.

RETURN OF PROPERTY. Upon termination of this Agreement, RAUL shall deliver to CLORACKS all property which is CLORACKS's property or related to CLORACKS's business (including keys, records, notes, data, memoranda, models, and equipment) that is in RAUL's possession or under RAUL's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by RAUL.

NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:

CLORACKS CORPORATION
Lisa Dayson
Human Resources Director
4355 S. Cameron St Ste #B
Las Vegas, Nevada 89103

Executive:

Raul Mansueto
P.O. Box 43702
Las Vegas, Nevada 89116

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

Exhibit 10.1 -- Page 5

BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. In the event CLORACKS CORPORATION is acquired, is a non-surviving party in a merger, or transfers substantially all of its assets, this Agreement shall not be terminated and the transferee or surviving company shall be bound by the provisions of this Agreement. The parties understand that the obligations of RAUL are personal and may not be assigned by Raul Mansueto.

ENTIRE AGREEMENT, This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER OF CONTRACTUAL MIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada.

Exhibit 10.1  --  Page 7

EXHIBIT A

Cloracks Corporation CEO Job Description & Responsibilities:

Summary/Objective
The president is responsible for providing strategic leadership for the company by working with the Board and other management to establish long-range goals, strategies, plans and policies.

Essential Functions
Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.
Plan, develop, organize, implement, direct and evaluate the organization's fiscal function and performance.
Participate in the development of the corporation's plans and programs as a strategic partner.
Evaluate and advise on the impact of long range planning, introduction of new programs/strategies and regulatory action.
Develop credibility for the finance group by providing timely and accurate analysis of budgets, financial reports and financial trends in order to assist the Board and senior executives in performing their responsibilities.
Enhance and/or develop, implement and enforce policies and procedures of the organization by way of systems that will improve the overall operation and effectiveness of the corporation.
Establish credibility throughout the organization and with the Board as an effective developer of solutions to business challenges.
Provide technical financial advice and knowledge to others within the financial discipline.
Improve the budgeting process on a continual basis through education of department managers on financial issues impacting their budgets.
Provide strategic financial input and leadership on decision making issues affecting the organization; i.e., evaluation of potential alliances acquisitions and/or mergers and pension funds and investments.
Optimize the handling of bank and deposit relationships and initiate appropriate strategies to enhance cash position.
Develop a reliable cash flow projection process and reporting mechanism, which includes minimum cash threshold to meet operating needs.
Act as an advisor from the financial perspective on any contracts into which the Corporation may enter.
Evaluate the finance division structure and team plan for continual improvement of the efficiency and effectiveness of the group as well as providing individuals with professional and personal growth with emphasis on opportunities (where possible) of individuals.

Competencies
Leadership.
Strategic Thinking.
Business Acumen.
Problem Solving/Analysis.
Decision Making.
Performance Management.
Results Driven.
Communication Proficiency.
Financial Management.
Supervisory Responsibility

This position manages the senior executive team and is responsible for the performance management and input regarding hiring of senior-level management.

Work Environment
This job operates in a professional office environment. This role routinely uses standard office equipment such as computers, phones, photocopiers, filing cabinets and fax machines.

Physical Demands
The physical demands described here are representative of those that must be met by an employee to successfully perform the essential functions of this job.
While performing the duties of this job, the employee is regularly required to talk or hear. The employee frequently is required to stand; walk; use hands to finger, handle or feel; and reach with hands and arms.

Exhibit 10.1 -- Page 8

Position Type/Expected Hours of Work
This is a full-time position, and general hours of work and days are Monday through Friday, 8:30 a.m. to 5 p.m. This position regularly requires long hours and frequent weekend work.

Travel
Travel is primarily local during the business day, although some out-of-the-area and overnight travel may be expected.

Required Education and Experience
Bachelor's degree.
8-10 years of related industry experience.
Contracts and negotiation experience.
Preferred Education and Experience

Exhibit 10.1 -- Page 9